AMERICAN CONSUMERS, INC.
                           AGREEMENT TO FURNISH COPIES
                                   EXHIBIT 99

Pursuant to the requirements of Rule 601(b)(4)(v) of S.E.C. Regulation S-K, the undersigned registrant hereby undertakes to furnish copies of the following documents to the Staff of the Securities and Exchange Commission upon request:

     Demand Note with Variable Interest Rate, dated September 11, 1997, made by the Company in favor of the Richardson Testamentary Trust.

     Demand Note with Variable Interest Rate, dated September 11, 1997, made by the Company in favor of the Estate of Beatrice H. Richardson.


                                           AMERICAN CONSUMERS, INC.
                                           (Registrant)


Date:    4/13/98                           /s/ Michael A. Richardson
                                           -----------------------------
                                           Michael A. Richardson
                                           CHAIRMAN
                                           (Principal Executive Officer)

                                      (11)